Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Announces Financing Transaction

TAMPA, Florida, July 24, 2017 / MagneGas Corporation (“MagneGas” or the “, Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that it has entered into a securities purchase agreement with certain existing and new institutional accredited investors to purchase up to approximately $850,000 of its common stock and warrants to purchase Series D convertible preferred stock.

At the initial closing under the securities purchase agreement, the Company will issue to the investors a total of 150,000 shares of common stock at a purchase price of $1.00 per share. The remainder of the funding will be made available to the Company through the exercise of the warrants being issued in the offering based on market conditions. The warrants will be exercisable for up to 694,422 shares of the Company’s Series D convertible preferred stock at an exercise price of $1.00 per share. Terms of the financing and related agreements will be disclosed in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.

The securities were offered by means of a prospectus supplement and accompanying base prospectus to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A final prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying base prospectus relating to the offering can be obtained on the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About MagneGas Corporation

The Company owns a patented process that converts various renewables and liquid wastes into MagneGas2®. This fuel can be used as an alternative to natural gas for metal cutting. The Company's testing has shown that MagneGas2® cuts faster, burns cleaner and is more productive than other alternatives in the market. It is been demonstrated to be more cost effective and safe to use with little changeover cost.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, Equipment Sales and Service, Inc. (“ESSI”). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.